Exhibit 10.1

FIRST/SECOND AMENDMENT TO SECURED CONVERTIBLE PROMISSORY NOTE

This First/Second Amendment to Secured Convertible Promissory Note (the “First/Second Amendment”) is made and entered into as of March 5, 2026, effective as of January 1, 2026 (the “Effective Date”), by and between Wytec International, Inc., a Nevada corporation (the “Company”), and _______ a purchaser of a secured convertible promissory note pursuant to that certain Secured Convertible Promissory Note, dated __________ (the “Purchaser”), with respect to the following facts:

RECITALS

A.	The Company and the Purchaser have entered into that certain secured convertible promissory note in the original principal amount of ___________, dated ____________ (the “Note”), issued by the Company to the Purchaser in accordance with the Company’s prior private placement of up to $[ ] of 9.5% secured convertible promissory notes.

B.	The Company and the Purchaser desire to amend the Note as provided in this First/Second Amendment so that the Note will not be in default in consideration for adjusting the exercise price and extending the expiration date of warrants, if issued pursuant to Section 1(b) of the Note.

C.	The terms used in this First/Second Amendment will have the meanings ascribed to them in the Note unless otherwise defined herein.

NOW, THEREFORE, for one dollar and other good and valuable consideration, THE PARTIES HERETO AGREE AS FOLLOWS:

1.Amendment.

The Maturity Date of the Note is hereby extended from December 31, 2025 to December 31, 2026 and the Purchaser hereby waives any default of the Note through the Effective Date.

The exercise price of the Warrants, if issued pursuant to Section 1(b) of the Note, will be one dollar and fifty cents ($1.50), provided, that ten (10) days after the common stock of the Company commences trading on the NASDAQ Capital Market or equivalent or higher public securities trading market, the exercise price will be the greater of (i) one dollar and fifty cents ($1.50) or (ii) eighty-five percent (85%) of the 10-day moving average of the Company’s current public trading price as quoted on the public securities trading market on which the Company’s common stock is then traded with the highest volume.

The expiration date of the Warrants, if issued pursuant to Section 1(b) of the Note, will be December 31, 2026 instead of December 31, 2025.

2.	Effect of First/Second Amendment.

The Note will remain in full force and effect except as specifically modified by this First/Second Amendment. In the event of any conflict between the First/Second Amendment and the Note, the terms of this First/Second Amendment will govern.

3.	Counterparts.

This First/Second Amendment may be executed simultaneously in any number of counterparts, each of which counterparts will be deemed to be an original and such counterparts will constitute but one and the same instrument.

IN WITNESS WHEREOF, this First/Second Amendment is executed as of the date first above written.

COMPANY: WYTEC INTERNATIONAL, INC.	PURCHASER

By: ___________________________	___________________________
William H. Gray, President